UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:  July 10, 2007

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

11290 Pyrites Way, Suite 200
Gold River, California 95670
(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2007, InsWeb Corporation and NetQuote, Inc. entered into a one year agreement concerning the delivery of insurance leads. This agreement replaces an existing agreement between the parties that was due to expire on September 30, 2007.  NetQuote represented 15% of InsWeb’s automobile transaction fee revenues for the three months ended March 31, 2007.

Under the terms of the new agreement, InsWeb and NetQuote will deliver automobile and homeowners insurance leads to the other party in exchange for a share of the revenue the recipient collects from distributing the lead to its network of agents and insurance providers. The new agreement also increases the number of times a lead may be distributed and promotes the use of the other party as the primary purchaser of unsold leads.

In addition, NetQuote may participate as an advertiser in InsWeb’s pay-per-click program for automobile, homeowners, health, renters and small business insurance. Under the pay-per-click program, NetQuote will pay InsWeb a fee each time a consumer clicks on a NetQuote advertisement located on the InsWeb website. The agreement does not specify a minimum or maximum number of leads or clickthroughs that must be supplied or purchased during the one year term.

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 12, 2007	INSWEB CORPORATION
(Registrant)

/s/ Kiran Rasaretnam
Kiran Rasaretnam
Chief Financial Officer